EXHIBIT 5.1

Jones & Keller, P.C.

1625 Broadway, Suite 1600

Denver, Colorado 80202

303-573-1600

July 24, 2009

GeoResources, Inc.

110 Cypress Station Drive, Suite 220

Houston, Texas 77090

Re:	Post Effective Amendment to Form S-3 on Form S-1 (File No. 333-144831)

Ladies and Gentlemen:

We have acted as outside securities counsel to GeoResources, Inc., a Colorado corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission, of a Post Effective Amendment to Form S-3 on Form S-1 (the “Registration Statement”) of the Company that is being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”). The Registration Statement covers the public offering of up to 10,820,406 shares of common stock, par value $.01 per share (the “Shares”), on behalf of certain selling stockholders named therein (the “Selling Stockholders”).

This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the “Accord”) of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter is subject to and should be read in conjunction therewith. Additionally, our opinions set forth herein are based upon and subject to the qualifications, limitations and exceptions set forth in this opinion letter.

With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with our opinions herein, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company, as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction

GeoResources, Inc.

July 24, 2009

copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

The opinions expressed herein are limited to the Business Corporation Act of the State of Colorado and reported judicial decisions interpreting these statutes as currently in effect. We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This Opinion Letter is furnished for the benefit of the Company solely with regard to the Registration Statement and the sale of the Shares by the Selling Stockholders while the Registration Statement is in effect, and may not otherwise be relied upon, used, quoted or referenced by, or filed with, any other person or entity without our prior written permission.

Very truly yours,

/s/ Jones & Keller, P.C.

JONES & KELLER, P.C.